EXHIBIT 10.1
FOURTH AMENDMENT AGREEMENT
     FOURTH AMENDMENT AGREEMENT (this “Agreement”), dated as of May 22, 2008, by and among Vermont Pure Holdings, Ltd. (“Holdings”), Crystal Rock LLC (“Crystal Rock”, and together with Holdings, collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”) and the other lending institutions party to that certain Credit Agreement (as defined below) as lenders (together with Bank of America, collectively, the “Lenders”), and Bank of America, as administrative agent (the “Administrative Agent”) for itself and the other Lenders with respect to a certain Credit Agreement, dated as of April 5, 2005, by and among the Borrowers, the Lenders and the Administrative Agent, as amended by the First Amendment Agreement, dated as of September 1, 2005, the Second Amendment Agreement dated as of March 23, 2006, the Third Amendment Agreement, dated as of July 5, 2007 and the Waiver Agreement, dated as of September 14, 2007 (as amended, the “Credit Agreement”).
W I T N E S S E T H:
     WHEREAS, the Borrowers have requested that the Lenders agree to amend certain terms and conditions of the Credit Agreement on the terms and conditions set forth herein; and
     WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     §1.     Definitions. Capitalized terms that are used herein and are not defined herein have the meanings given to such terms in the Credit Agreement (after giving effect to the amendments thereof set forth herein).
     §2.     Ratification of Existing Agreements. All of the Borrowers’ obligations and liabilities to the Lenders as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, are, by the Borrowers’ execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrowers’ execution of this Agreement, each Borrower represents and warrants that it does not have any defense, counterclaim, or right of set-off or recoupment of any kind with respect to such obligations and liabilities.
     §3.     Representations and Warranties. Each Borrower hereby represents and warrants to the Lenders that all of the representations and warranties made by the Borrowers in the Credit Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

     §4.     Conditions Precedent. The effectiveness of the amendment contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:
          (a)     Representations and Warranties. All of the representations and warranties made by the Borrowers herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except to the extent that such representations and warranties relate expressly to an earlier date.
          (b)     Performance; No Event of Default. Each Borrower shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no Default or Event of Default.
          (c)     Corporate or Limited Liability Company Action. All requisite corporate or limited liability company, as applicable, action necessary for the valid execution, delivery and performance by each Borrower of this Agreement and all other instruments and documents delivered by each Borrower in connection therewith shall have been duly and effectively taken.
          (d)     Delivery. The parties hereto shall have executed this Agreement and delivered this Agreement to the Administrative Agent.
          (e)     Payment of Fees and Expenses. The Borrowers shall have paid to the Administrative Agent in immediately available funds all fees and expenses, including reasonable legal fees, incurred by the Administrative Agent in connection with this Agreement, the Credit Agreement or the other Loan Documents on or prior to the date hereof.
     §5.     Amendment to the Credit Agreement.
          (a)     Section 9.17.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          9.17.1 General. The proceeds of the Revolving Credit Loans and the Term Loan shall be used (a) to refinance all of the Borrowers’ outstanding Indebtedness owing under the Webster Loan (b) to repay a portion of the Seller Subordinated Debt on the Closing Date in the aggregate amount of $3,600,000 and (c) for working capital and general corporate purposes. The proceeds of the Acquisition Loans shall be used solely (i) to finance Permitted Acquisitions, (ii) to finance the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of Holdings, (iii) to make payments on Subordinated Debt that are permitted by the Subordination Documents, and (iv) to finance Capital Expenditures; no proceeds of the Term Loan shall be used for any of the purposes set forth in clauses (i), (ii) and (iii) of this sentence. The Borrowers will obtain Letters of Credit solely for general corporate purposes.

     §6.     Expenses, Etc. The Borrowers agree to pay to the Administrative Agent upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Administrative Agent in connection with the preparation of this Agreement and related matters.
     §7.     Miscellaneous Provisions.
          (a)     Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same. The Credit Agreement, as amended hereby, the Notes and the other Loan Documents shall continue in full force and effect, and this Agreement and the Credit Agreement shall be read and construed as one instrument.
          (b)     This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York.
          (c)     This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.
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     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

VERMONT PURE HOLDINGS, LTD.
By:	/s/ Peter K. Baker
	Name:	Peter K. Baker
	Title:	Chief Executive Officer

CRYSTAL ROCK LLC
By:	/s/ Peter K. Baker
	Name:	Peter K. Baker
	Title:	Manager and Chief Executive Officer

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Christopher T. Phelan
	Name:	Christopher T. Phelan
	Title:	SVP

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Christopher T. Phelan
	Name:	Christopher T. Phelan
	Title:	SVP

WEBSTER BANK, NATIONAL ASSOCIATION
By:	/s/ Carol Carver
	Name:	Carol Carver
	Title:	Vice President